Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FOURTH QUARTER REVENUES OF $590 MILLION

-Fourth Quarter Total Same-Store Sales Decreased 2.7 Percent-

MINNEAPOLIS, July 9, 2010 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion to $170 billion hair care industry, today reported consolidated revenues decreased 5.6 percent in the fourth fiscal quarter of 2010 to $590 million, compared to $625 million a year ago.  Fourth quarter total same-store sales decreased 2.7 percent.

Last year, the Company completed the sale of its Trade Secret retail product division to Premier Salons Beauty, Inc. (Premier).  As part of the sale agreement, the Company agreed to provide certain transitional administrative and other support services to Premier, including the supply of certain retail products.  As a result, reported fourth quarter 2009 North American product revenues included $20 million of sales to Premier at Regis’ cost.  Absent these sales, fourth quarter 2010 total revenues declined 2.5 percent.

“The beauty salon segment of retailing is still experiencing the lengthening of time between customer visits, and, as a result, fourth quarter same-store sales came in below our plan,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “We continue to execute on our disciplined strategy of strengthening our financial position by controlling expenses and moderating growth.  Our average ticket continues to increase and there is no empirical evidence of the customer trading down in service or product sales.  We are committed to generating top-line revenue growth and we still expect same-store sales results to improve throughout fiscal 2011, with positive comps budgeted in the second half of the year.”

Fourth Quarter Revenues:

	For the Three Months Ended June 30, 2010
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$404,277	$30,475	$17,027	$451,779
Product	97,987	11,002	18,780	127,769
Royalties and fees	9,650	—	633	10,283
Total	$511,914	$41,477	$36,440	$589,831

	For the Three Months Ended June 30, 2009
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$416,503	$33,584	$16,457	$466,544
Product	97,156	12,391	18,891	128,438
Product sold to Premier	19,641	—	—	19,641
Royalties and fees	9,496	—	627	10,123
Total	$542,796	$45,975	$35,975	$624,746

Fourth Quarter Same-Store Sales:

For the Three Months Ended June 30,

	2010			2009
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-5.9%	-2.7%	-5.4%	-10.0%	-16.2%	-11.0%
MasterCuts	-1.9	2.8	-1.1	-1.8	-7.6	-2.8
Supercuts	-0.2	2.1	0.0	1.1	-0.1	1.0
Promenade	-3.7	-0.1	-3.3	-3.6	-9.4	-4.2
SmartStyle	-3.2	-0.8	-2.4	0.3	-0.5	0.1
Domestic Same-Store Sales	-3.4%	-0.5%	-2.9%	-3.5%	-5.8%	-3.9%

International Same-Store Sales	-4.0%	-4.0%	-4.0%	-7.3%	-4.9%	-6.6%

Hair Restoration Same-Store Sales	3.9%	0.4%	2.1%	-2.3%	-0.5%	-1.4%

Consolidated Same-Store Sales	-3.2%	-0.7%	-2.7%	-3.7%	-5.0%	-4.0%

International same-store sales for the quarter represent the 16-week period ended June 26, 2010 versus the 16-week period ended June 27, 2009.

Fiscal Year Revenues:

	For the 12 Months Ended June 30, 2010
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$1,605,979	$111,829	$66,252	$1,784,060
Product	397,407	44,252	72,920	514,579
Product sold to Premier	19,962	—	—	19,962
Royalties and fees	37,221	—	2,493	39,714
Total	$2,060,569	$156,081	$141,665	$2,358,315

	For the 12 Months Ended June 30, 2009
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated

Revenues:
Service	$1,646,239	$122,664	$65,055	$1,833,958
Product	402,103	48,905	72,960	523,968
Product sold to Premier	32,237	—	—	32,237
Royalties and fees	37,119	—	2,505	39,624
Total	$2,117,698	$171,569	$140,520	$2,429,787

Fiscal Year Same-Store Sales:

For the 12 Months Ended June 30,

	2010			2009
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-7.7%	-9.5%	-8.0%	-8.2%	-13.3%	-9.0%
MasterCuts	-1.9	-1.8	-1.9	-0.2	-8.3	-1.7
Supercuts	0.5	3.6	0.8	1.0	-1.2	0.7
Promenade	-3.4	-3.4	-3.4	-1.8	-5.0	-2.2
SmartStyle	-2.3	-0.6	-1.7	1.2	-2.2	0.1
Domestic Same-Store Sales	-3.5%	-2.6%	-3.3%	-2.3%	-5.6%	-2.9%

International Same-Store Sales	-3.9%	-3.5%	-3.8%	-8.0%	-5.5%	-7.2%

Hair Restoration Same-Store Sales	0.6%	0.3%	0.4%	-0.3%	-1.3%	-0.8%

Consolidated Same-Store Sales	-3.4%	-2.3%	-3.2%	-2.5%	-5.1%	-3.1%

International same-store sales for the year represent the 52-week period ended June 26, 2010 versus the 52-week period ended June 27, 2009.

Regis Corporation will announce fourth quarter 2010 earnings results on August 26, 2010. A conference call discussing fourth quarter results will follow at 10:00 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2010, the Company owned, franchised or held ownership interests in over 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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